[Letterhead of Paradise Music & Entertainment, Inc.]

                                                       January 15, 1998

Mr. Thomas Cohen
1290 Avenue of the Americas
2nd Floor
New York, N.Y. 10104

            Re:   Consulting Services

Dear Tom:

            The purpose of this letter is to set forth our agreement for the calendar year 1998 with respect to having you provide consulting services to Paradise Music & Entertainment, Inc. (the "Company").

            You have agreed that you will provide the Company with consulting services as reasonably requested by the Company in connection with matters beyond your responsibilities as an outside director. Matters covered by your consulting services hereunder shall principally involve assistance in the preparation and review of press releases, assistance and advice with respect to presentations made by the Company in its Federal Securities law filings and other matters such as attention to certain day to day business questions as to which you have rendered advice in the past.

            For your consulting services you shall be paid quarterly in arrears at the rate of $1,000 per month no later than the fifteenth day of the month following the end of each quarter. Services which the Company requests you to provide on acquisitions and other significant transactions are not covered by this Agreement and will be subject to separate agreed upon compensation.

            This agreement may be terminated by either the Company or you on three months prior written notice. Except as terminated by either party, this Agreement shall continue for a two year period. Will you please indicate your acceptance of the terms of this agreement by signing and returning a copy of this letter in the space indicated below.

                                       Very truly yours,

                                       Paradise Music & Entertainment, Inc.


                                           /s/ John Loeffler, President
                                           -------------------------------------
                                       By: John Loeffler, President

Accepted and Agreed


/s/ Thomas Cohen
------------------------------
Thomas Cohen